SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant [x]

Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          PIPER JAFFRAY COMPANIES INC.
               (Name of Registrant as Specified in Its Charter)
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:



1 Set forth the amount on which the filing fee is calculated and state how it was determined.



                          PIPER JAFFRAY COMPANIES INC.
                             PIPER JAFFRAY TOWER
                             222 SOUTH NINTH STREET
                          MINNEAPOLIS, MINNESOTA 55402

Dear Fellow Shareholders:

One hundred years in business is a landmark that few American companies attain. We are thankful to reach this milestone in 1995, especially in an industry vexed by volatility and challenged by monumental change.

As we enter our Centennial year, we hope you will take the opportunity to hear an update on your investment in our company. You are cordially invited to attend the Piper Jaffray Companies Annual Meeting on Wednesday, January 25, 1995, at 3:00 p.m. at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota.

Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to sign the accompanying proxy and promptly return it in the enclosed envelope.

Sincerely,

Addison L. Piper
Chairman and Chief Executive Officer

William H. Ellis
President and Chief Operating Officer

December 23, 1994

                          PIPER JAFFRAY COMPANIES INC.
                             PIPER JAFFRAY TOWER
            222 SOUTH NINTH STREET    MINNEAPOLIS, MINNESOTA 55402

                           NOTICE OF ANNUAL MEETING
                               OF SHAREHOLDERS
                               JANUARY 25, 1995

The Annual Meeting of Shareholders of Piper Jaffray Companies Inc. will be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Wednesday, January 25, 1995 at 3:00 p.m. (Central Standard Time) for the following purposes:

(1) To elect seven directors for the ensuing year.

(2) To act upon a proposal to approve the Piper Jaffray Companies Inc. 1995 Executive Performance Bonus Plan.

(3) To act upon a proposal to approve the Piper Jaffray Companies Inc. Stock Investment Plan.

(4) To approve the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending September 30, 1995.

(5) To act upon any other business that may properly come before the meeting.

Only holders of common stock of record at the close of business on December 6, 1994 will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO COME TO THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE PROVIDED. YOUR COOPERATION IN PROMPTLY SIGNING AND RETURNING YOUR PROXY WILL HELP AVOID FURTHER SOLICITATION EXPENSE.

By Order of the Board of Directors

David E. Rosedahl
Secretary

December 23, 1994

                          PIPER JAFFRAY COMPANIES INC.
                             PIPER JAFFRAY TOWER
            222 SOUTH NINTH STREET    MINNEAPOLIS, MINNESOTA 55402

                               PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                               JANUARY 25, 1995

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Piper Jaffray Companies Inc. (the "Company") of proxies for the Annual Meeting of Shareholders to be held on Wednesday, January 25, 1995, and any adjournment thereof. Stock represented by proxies will be voted. Where specification is made in the proxy the stock will be voted in accordance therewith. Proxies may be revoked at any time before being voted by giving written notice of revocation to the Secretary of the Company. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders on or about December 23, 1994.

There were outstanding on December 6, 1994, the record date for shareholders entitled to vote at the meeting, 17,063,980 shares of common stock, each share being entitled to one vote. So far as is known to the Company, the following are the only beneficial owners of more than 5% of the outstanding common stock of the Company as of December 6, 1994.

                                  Number
                                 of Shares      Percent of
      Name and Address         Beneficially    Outstanding
    of Beneficial Owner           Owned         Shares
Piper Jaffray ESOP               6,802,974        39.87%
(the "Trust")
Suite 1600
222 South Ninth Street
Minneapolis, Minnesota 55402

Third Avenue Fund Inc. (1)       1,093,600         6.35%
767 Third Avenue, 5th Floor
New York, New York 10017


(1) Information is based on a Schedule 13D Statement dated August 25, 1994 filed with the Securities and Exchange Commission by Martin J. Whitman on behalf of the Third Avenue Fund Inc. and certain private investment partnerships, institutional advisory accounts and institutional investment funds managed directly or indirectly by Mr. Whitman.

With respect to the shares of common stock of the Company held by the Trust, the participants in the Trust are authorized to control how votes are cast by giving instructions. Each participant may control the voting of such shares in the proportion which the value of that participant's benefit in the ESOP fund bears to the total value of all benefits therein. Any shares held by the Trust for which timely instructions are not received from the participants are voted in the same proportion of yeas and nays on each issue as are cast with respect to all other shares voted at the meeting (including shares for which participants' instructions have been received and shares not held by the Trust).

Expenses in connection with the solicitation of proxies will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, several of the officers or employees of the Company may solicit proxies, either personally or by telephone, or by special letter. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and will reimburse them for their expenses in so doing.

So far as the Board of Directors is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in acccordance with their judgment on such other matters.

The affirmative vote of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy at the meeting and entitled to vote on a matter to be acted upon at the meeting is required for the approval of such matter. For this purpose, a shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the meeting, and such shareholder's shares are in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any matter shall not be considered present and entitled to vote on such matter.

                            ELECTION OF DIRECTORS

At the meeting it will be proposed to elect seven directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The Board of Directors has designated the following individuals as nominees for election. With the exception of Kathy Halbreich, each nominee is presently a director of the Company and was elected by the shareholders of the Company at the last Annual Meeting of Shareholders. Ms. Halbreich was elected by the Board of Directors in July 1994 to fill an opening created by the expansion of the number of directors. Each nominee is also presently a director of Piper Jaffray Inc. ("Piper Jaffray"), the Company's broker-dealer subsidiary. All of the nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the meeting, it is the intention of the persons named in the enclosed proxy to vote in favor of the remainder of the nominees and to vote for substitute nominees in their discretion. Information regarding the nominees is set forth below. Edward N. Bennett, Karen M. Bohn, David P. Crosby, Dan L. Lastavich, Robert J. Magnuson, Gary M. Petrucci, DeLos V. Steenson and Richard J. Stream, all current directors of the Company, are not standing for re-election at the meeting.


[PHOTO]           ADDISON L. PIPER           Age 48              Director since 1977
                  Chairman of the Board and Chief Executive Officer
                  Chairman of the Board and Chief Executive Officer of the Company
                  and of Piper Jaffray for more than five years. Mr. Piper is also a director of Piper Trust Company (trust administration).

[PHOTO]           WILLIAM H. ELLIS           Age 52            Director since 1981
                  President and Chief Operating Officer
                  President and Chief Operating Officer of the Company and of Piper
                  Jaffray for more than five years. Mr. Ellis is also Chairman of the Board, Chief Executive Officer and President of Piper Capital
                  Management Incorporated, as well as President and a director of
                  Hercules International Management L.L.C. (a joint venture with
                  Midland Walwyn Capital Corporation). Mr. Ellis is also a director of Piper Funds Inc., Piper Global Funds Inc., Piper Institutional
                  Funds Inc. (open-end management investment companies), Piper Trust
                  Company and several closed-end investment companies for which
                  Piper Capital Management Incorporated serves as an investment adviser.

[PHOTO]           RALPH W. BURNET            Age 49            Director since 1988
                  Director
                  Chairman and Chief Executive Officer of Burnet Financial Group
                  (mortgage banking, insurance, title insurance and real estate brokerage) since January 1990; from May 1988 to January 1990,
                  Chairman and Chief Executive Officer of Fairway International
                  Corporation (real estate development); and from November 1983 to
                  May 1988, President of Merrill Lynch Realty -- Central and East
                  Region (residential and commercial real estate brokerage, title insurance and mortgage banking).

[PHOTO]           KATHY HALBREICH            Age 45            Director since 1994
                  Director
                  Director of the Walker Art Center, Minneapolis, Minnesota, since
                  March 1991; and from 1988 to 1990, Curator of Contemporary Art for the Museum of Fine Arts, Boston, Massachusetts.

[PHOTO]           JOHN L. MCELROY, JR.       Age 63            Director since 1988
                  Director
                  Chairman of Wheat, First Securities, Inc. (regional broker-dealer and investment banking firm) for more than five years; Chairman of
                  Wheat First Butcher Singer, Inc. (parent of Wheat, First
                  Securities, Inc.) since June 1991; and from September 1986 to July
                  1992, Chief Executive Officer of Wheat, First Securities, Inc. and
                  Vice Chairman and Chief Executive Officer of Wheat First Butcher
                  Singer, Inc. Mr. McElroy is also a director of Noland Company
                  (distributor of wholesale plumbing and air-conditioning products).

[PHOTO]           ROBERT S. SLIFKA           Age 53            Director since 1988
                  Director
                  Chief Executive Officer and President of Loan Guarantee Investment
                  Corporation (lessor of commercial equipment under leases
                  originated through commercial banks) since October 1992; from
                  December 1986 to March 1992, Senior Vice President of ITT
                  Corporation (diversified manufacturer and supplier of
                  telecommunications equipment and services, financial and insurance services and industrial and consumer products); and from March
                  1989 to October 1991, Executive Vice President and Group General
                  Manager of Commercial Financing Activities of ITT Financial
                  Corporation.

[PHOTO]           DAVID STANLEY              Age 59            Director since 1974
                  Director
                  Chairman and Chief Executive Officer of Payless Cashways, Inc.
                  (building materials specialty retailer) for more than five years.
                  Mr. Stanley is also a director of Digi International Inc.
                  (computer hardware and software manufacturer) and Best Buy Co.,
                  Inc. (consumer electronics retailer).


VOTING REQUIREMENTS
The affirmative vote of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. For this purpose, a shareholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and such shareholder's shares are in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

DIRECTOR COMPENSATION
For the fiscal year ended September 30, 1994, each non-employee director of the Company received a fee of $15,000 for services as a director of the Company and of Piper Jaffray. Three non-employee directors elected to defer compensation until January of 1995, at which time they will receive shares of the Company's common stock in lieu of cash compensation.


The Piper Jaffray Companies Inc. Omnibus Stock Plan (the "Omnibus Stock Plan") provides for the nondiscretionary grant of a nonstatutory stock option to purchase 2,000 shares of common stock of the Company to each non-employee director on the date of each annual meeting of the Company's shareholders as compensation for services for the ensuing year. Non-employee directors joining the board between annual meetings are granted an option to purchase a pro-rata portion of such number of shares. All non-employee director options have an exercise price equal to the fair market value of a share of common stock on the date of grant and become fully exercisable one year after the date of grant.


CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF The Board of Directors of the Company has established an Audit Committee. The current members of the Audit Committee are Messrs. Bennett, Burnet, McElroy (Chairman), Slifka and Stanley. The Audit Committee is responsible for recommending to the Board of Directors and shareholders a firm of independent auditors to act as the Company's independent auditors, reviewing the audit plan of the Company's independent auditors, and reviewing the auditor's report on the Company's financial statements. During the fiscal year ended September 30, 1994, the Audit Committee met four times.

The Board of Directors has established an Executive Compensation Committee. The current members of the Executive Compensation Committee are Messrs. Bennett, Burnet, McElroy, Slifka and Stanley (Chairman). The Executive Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers and directors of the Company. During the fiscal year ended September 30, 1994, the Executive Compensation Committee met four times.

The Board of Directors has established a Governance Committee. The current members of the Governance Committee are Messrs. Bennett, Burnet (Chairman), McElroy, Piper, Slifka and Stanley. The Governance Committee is responsible for selecting nominees to stand for election as directors at the Company's Annual Meeting of Shareholders. The Governance Committee will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company, Piper Jaffray Tower, 222 South Ninth Street, P.O. Box 28, Minneapolis, Minnesota 55440-0028. During the fiscal year ended September 30, 1994, the Governance Committee met four times.

DIRECTOR MEETINGS
During the fiscal year ended September 30, 1994, four meetings of the Board of Directors were held.

EQUITY SECURITIES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of December 6, 1994 by each current director, each executive officer named in the Summary Compensation Table on page 6 of this Proxy Statement, and all current directors and executive officers of the Company as a group. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares.

                                          Number of
                                            Shares           Percent of
                                         Beneficially       Outstanding
                                            Owned              Shares
  Beneficial Owner                        (1)(2)(3)          (1)(2)(3)
 Addison L. Piper                           511,387             2.98
 William H. Ellis                           282,249             1.65
 Edward N. Bennett                            4,000               *
 Karen M. Bohn                              111,466               *
 Ralph W. Burnet                             20,000               *
 David P. Crosby                            204,944             1.20
 Kathy Halbreich                                  0               *
 Bruce C. Huber                             131,097               *
 Dan L. Lastavich                           164,536               *
 Robert J. Magnuson                          42,083               *
 John L. McElroy, Jr.                         5,000               *
 Gary M. Petrucci                           129,024               *
 Robert S. Slifka                             4,000               *
 David Stanley                               10,700(4)            *
 DeLos V. Steenson                          257,131             1.50
 Richard J. Stream                          213,145             1.24
 All directors and executive
  officers as a group (19 persons)        2,304,508            12.94
*Less than 1%


(1) Includes shares held for the benefit of such persons by the Trust as follows: Mr. Piper, 59,123; Mr. Ellis, 22,540; Ms. Bohn, 16,871; Mr. Crosby, 54,032; Mr. Huber, 41,729; Mr. Lastavich, 50,999; Mr. Magnuson, 17,658; Mr.
Petrucci, 72,474; Mr. Stream, 39,360; and all directors and executive officers of the Company as a group, 417,846.

(2) Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the Omnibus Stock Plan: Mr. Piper, 100,070; Mr. Ellis, 78,550; Mr. Bennett, 4,000; Ms. Bohn, 46,000; Mr. Burnet,
4,000; Mr. Crosby, 55,000; Mr. Huber, 48,000; Mr. Lastavich, 63,600; Mr.
Magnuson, 4,000; Mr. McElroy, 4,000; Mr. Petrucci, 4,000; Mr. Slifka, 4,000; Mr. Stanley, 4,000; Mr. Steenson, 74,000; Mr. Stream, 76,000; and all directors and executive officers of the Company as a group, 659,220. In December 1994, each of the Company's executive officers voluntarily elected to forfeit one-half of the options granted to them in each of the past two fiscal years, representing an aggregate of 306,000 shares, allowing for more meaningful grants to other officers of the Company without additional dilution to the Company's shareholders. Accordingly, the shares which would have been subject to the options to be forfeited are not included in the table. Also in December 1994, the Executive Compensation Committee approved in concept the grant of stock options in January 1995 under the Omnibus Stock Plan to approximately 725 Managing Directors, Senior Vice Presidents and Vice Presidents of the Company and its subsidiaries.

(3) Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the 1983 Book Value Stock Purchase Plan (the "Book Value Plan"): Mr. Piper, 18,550; Mr. Ellis, 10,400; Ms. Bohn, 6,850; Mr. Crosby, 3,800; Mr. Huber, 5,200; Mr. Lastavich, 8,100; Mr.
Magnuson, 3,350; Mr. Petrucci, 11,150; Mr. Steenson, 6,150; Mr. Stream, 5,450; and all directors and executive officers of the Company as a group, 89,400.

(4) Does not include 1,380 shares held by a trust for the benefit of an adult child of Mr. Stanley, in which shares Mr. Stanley disclaims any beneficial interest.
                            EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of its four other most highly compensated executive officers for each of the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                ANNUAL COMPENSATION                      COMPENSATION
                                                                           OTHER            AWARDS
                                                                           ANNUAL          OPTIONS         ALL OTHER
                                     FISCAL                 BONUS       COMPENSATION      (NUMBER OF      COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR     SALARY        (1)            (2)            SHARES)(3)        (4)(5)
Addison L. Piper                      1994    $200,000   $  450,000      $ 34,458           22,000          $20,375
 Chairman of the Board and            1993     200,000    1,247,000       174,231           84,250           21,006
 Chief Executive Officer of the
 Company and of Piper Jaffray         1992     196,000    1,119,400       165,857            9,950           21,272

William H. Ellis                      1994     170,000      450,000        31,962           22,000           20,375
 President and Chief Operating        1993     170,000    1,244,000       169,796           84,200           21,006
 Officer of the Company
 and of Piper Jaffray                 1992     166,668    1,116,500       161,290            8,550           21,272

Bruce C. Huber                        1994     130,000      595,000        42,363           14,000           20,375
 Managing Director of the Company     1993     130,000      646,500        84,112           55,300           21,006
 and Director of Equity Capital
 Markets of Piper Jaffray             1992     128,336      642,750        88,733            8,100           21,272

Dan L. Lastavich                      1994     130,000      505,000        33,243           14,000           20,375
 Managing Director of the Company     1993     130,000      748,000        97,754           54,000           21,006
 and Director of Retail Sales of
 Piper Jaffray                        1992     128,336      642,750        88,733            6,000           21,272

Richard J. Stream                     1994     130,000      375,000        22,395           14,000           20,375
 Managing Director of the Company     1993     130,000      619,000        80,416           55,200           21,006
 and Director of Operations
 and Information Services
 of Piper Jaffray                     1992     128,336      582,750        80,232            8,150           21,272


(1) Includes for the years indicated performance bonuses earned pursuant to the Company's executive compensation program. See "Report of the Executive Compensation Committee" herein.

(2) Fiscal 1994 amounts represent payments in-lieu-of contributions to the Trust. See "Report of the Executive Compensation Committee" herein.

(3) Includes for fiscal 1994 and 1993, respectively, shares subject to options granted pursuant to the Omnibus Stock Plan which were voluntarily forfeited in December 1994 as follows: for Mr. Piper, 11,000 and 41,000; Mr. Ellis 11,000 and 41,000; Mr. Huber, 7,000 and 27,000; Mr. Lastavich, 7,000
and 27,000; and Mr. Stream, 7,000 and 27,000.

(4) Includes for fiscal 1994 $19,621 to be contributed by the Company to the Trust for each of the named individuals. See "Report of the Executive Compensation Committee" herein.

(5) Includes for fiscal 1994 matching contributions of $754 made by the Company to the Piper Jaffray 401(k) plan for each of the named individuals. See "Report of the Executive Compensation Committee" herein.

STOCK OPTIONS

The following table summarizes option grants made during the fiscal year ended September 30, 1994 to the executive officers named in the Summary Compensation Table.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE
                                                                                  VALUE AT
                                                                           ASSUMED ANNUAL RATES OF
                                                                           STOCK APPRECIATION FOR
                                                                                OPTION TERM (3)
                     OPTIONS   PERCENT OF TOTAL
                     GRANTED    OPTIONS GRANTED   EXERCISE    EXPIRATION
NAME                   (1)            (2)          PRICE         DATE          5%         10%
Addison L. Piper     22,000          13.4%         $16.50      1/26/2004    $591,289    $941,529
William H. Ellis     22,000          13.4%         $16.50      1/28/2004     591,289     941,529
Bruce C. Huber       14,000           8.5%         $16.50      1/27/2004     376,275     599,155
Dan L. Lastavich     14,000           8.5%         $16.50      1/29/2004     376,275     599,155
Richard J.
Stream               14,000           8.5%         $16.50      1/30/2004     376,275     599,155


(1) Options granted pursuant to the Omnibus Stock Plan. Options vest over the first year of the ten-year option term. The options were granted at the fair market value of the shares subject to the option on the date of grant. Includes shares subject to options granted in fiscal 1994 which were voluntarily forfeited in December 1994 as follows: for Mr. Piper, 11,000; Mr. Ellis, 11,000; Mr. Huber, 7,000; Mr. Lastavich 7,000; and Mr. Stream, 7,000.

(2) Reflects the percent of options granted to employees during the fiscal year ended September 30, 1994 under the Omnibus Stock Plan.

(3) Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table. As of December 20, 1994, the closing price for the Company's common stock on the New York Stock Exchange was $9.875 per share.

The following table summarizes option exercises during the fiscal year ended September 30, 1994 by the executive officers named in the Summary
Compensation Table, and the value of their unexercised options at September 30, 1994.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF UNEXERCISED
                                                                NUMBER OF UNEXERCISED                IN-THE-MONEY
                     NUMBER OF SHARES                          OPTIONS AT FISCAL YEAR END   OPTIONS AT FISCAL YEAR END (2)
                   ACQUIRED ON EXERCISE   VALUE REALIZED    UNEXERCISABLE    EXERCISABLE
 NAME                      (1)                  (2)           (SHARES)(3)     (SHARES)(4)   UNEXERCISABLE     EXERCISABLE
Addison L. Piper          27,020             $354,855           30,850         139,770         $37,371         $278,723
William H. Ellis          18,300              243,696           29,200         111,750          30,263          131,578
Bruce C. Huber            21,900              184,484           19,200          68,000          21,887           45,000
Dan L. Lastavich           2,300               34,677           16,400          89,300          13,433          157,237
Richard J. Stream          2,100               17,224           19,450          96,000          23,545          190,500


(1) Includes shares acquired upon the exercise of options granted pursuant to the Book Value Plan as follows: for Mr. Piper, 3,500; Mr. Ellis, 2,300; Mr. Huber, 9,900; Mr. Lastavich, 2,300; and Mr. Stream, 2,100.

(2) Value realized and value of unexercised options for options granted pursuant to the Plan are calculated by determining the difference between the fair market value of the shares underlying the options at exercise or at September 30, 1994, as applicable, and the exercise price of the options. Value realized and value of unexercised options for options granted pursuant to the Book Value Plan are calculated by determining the difference between
(i) the greater of book value of the shares underlying the options or the fair market value of the freely transferable shares into which such shares are exchangeable at exercise or at September 30, 1994, as applicable, and
(ii) the exercise price of the options.

(3) Includes shares subject to options granted pursuant to the Book Value Plan as follows: for Mr. Piper, 8,850; Mr. Ellis, 7,200; Mr. Huber, 5,200; Mr. Lastavich, 2,400; and Mr. Stream, 5,450. Also includes shares subject to options granted pursuant to the Omnibus Stock Plan in fiscal 1994 which were voluntarily forfeited in December 1994 as follows: for Mr. Piper, 11,000; Mr. Ellis, 11,000; Mr. Huber, 7,000; Mr. Lastavich, 7,000; and Mr. Stream, 7,000.

(4) Includes shares subject to options granted pursuant to the Book Value Plan as follows: for Mr. Piper, 9,700; Mr. Ellis, 3,200; and Mr. Lastavich, 5,700. Also includes shares subject to options granted pursuant to the Omnibus Stock Plan in fiscal 1993 which were voluntarily forfeited in December 1994 as follows: for Mr. Piper, 41,000; Mr. Ellis, 41,000; Mr. Huber, 27,000; Mr. Lastavich, 27,000; and Mr. Stream, 27,000.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
The Executive Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policies for all executive officers of the Company, including the five most highly compensated executive officers of the Company named in the accompanying tables. The Committee establishes the total compensation for the executive officers in light of these policies. The Committee is composed entirely of non-employee directors.

The following report describes the Company's executive compensation program and discusses the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for its 1994 fiscal year.

COMPENSATION PHILOSOPHY
The goals for the executive compensation program are to:

* motivate executives to assist the Company in achieving superior levels of financial and stock performance by closely linking executive compensation to performance in those areas; and

* attract, retain and motivate top calibre executives by providing compensation and compensation opportunities that are comparable to those offered by other leading companies in the financial services industry.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM
The elements of the executive compensation program are designed to meet the Company's compensation philosophy. Currently, the executive compensation program is comprised of annual cash compensation and longer-term stock compensation.

Annual cash compensation consists of base salary and a performance bonus. For lower-level employees, salaries are set to be competitive for the industry or marketplace, as appropriate, and bonuses are designed to represent a relatively small percentage of annual cash compensation. For more senior, higher-level employees, base salaries are in the low-to-average range for the financial services industry and bonuses constitute a high percentage of annual cash compensation. Higher-paid employees may also receive a cash payment in lieu of an ESOP contribution which may arise when the employee's share of the Company's calculated ESOP contribution is in excess of IRS limitations. Such excess ESOP payments, shown under "Other Annual Compensation" in the Summary Compensation Table, are made in December or January for the previous fiscal year and are a meaningful percentage of cash compensation only in a year of exceptional earnings performance by the Company.

The Company's bonus pools are based either upon the Company's earnings performance for the year, or upon business unit revenue and earnings performance. The Company's Chief Executive Officer, Chief Operating Officer and certain other executive officers whose responsibilities primarily focus on administrative and operational aspects of the Company are paid bonuses semi-annually from a bonus pool based upon a percentage (5.4% for fiscal
1994) of the Company's income before taxes. Beginning in fiscal 1995, such bonuses will be paid pursuant to the 1995 Executive Performance Bonus Plan (the "Executive Performance Bonus Plan"), if approved by shareholders of the Company at the meeting. Amounts paid pursuant to the Executive Performance Bonus Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended. All other executive officers are paid bonuses from bonus pools based upon the operating income of their respective business units and, where appropriate, on the firmwide revenues supported by the business unit.

The structure and accrual rates for the corporate and various business unit bonus pools are reviewed annually by the Committee. Performance bonus awards for the executive officers are initially determined by the Chief Executive Officer and Chief Operating Officer and are submitted to the Committee for discussion and approval. An executive officer's individual share of his or her respective bonus pool is based upon the officer's duties and responsibilities, individual performance and future potential. Many of these assessments are subjective in nature and are made annually on a case-by-case basis.

Long-term, stock-based compensation has previously consisted of modest grants of incentive stock options (ISOs) under the Company's 1985 Executive Incentive Stock Option Plan (the "Stock Option Plan"). In fiscal 1992, the Committee and management, in consultation with an independent compensation consultant, concluded that stock-based compensation opportunities to executive officers were inadequate. To give the Company greater flexibility in the type and size of stock-based awards, the Company adopted the Omnibus Stock Plan allowing for grants of ISOs, non-qualified stock options, stock appreciation rights, and time-lapse and performance restricted stock. The Omnibus Stock Plan was approved by shareholders at the 1993 Annual Meeting of Shareholders.

Concurrent with the approval of the revised Omnibus Stock Plan, the Committee revised its approach to providing stock-based compensation to the Company's executive officers by adopting in principle a five-year schedule of grants composed of a large grant in the first year and substantially smaller annual grants in each of the following four years. If the Company were to achieve targeted performance during the five-year period beginning fiscal 1993, the options granted under the schedule would have a targeted value of approximately 15% of an executive officer's cash compensation during the period. The Committee believes these grants are more in line with external competitive opportunities and provide a stronger, more direct motivation to executive officers to increase shareholder value.

Accordingly, pursuant to the schedule of grants adopted in fiscal 1993, the Committee awarded stock options totaling 580,000 shares in fiscal 1993 and 150,000 shares in fiscal 1994. All options so awarded vest immediately, have a ten-year term, an exercise price equal to the fair market value on the date of grant ($14.50 in fiscal 1993, $16.50 in fiscal 1994) and are first exercisable after one year.

In December 1994, the Committee approved in concept the grant of stock options in January 1995 under the Omnibus Stock Plan to approximately 725 Managing Directors, Senior Vice Presidents and Vice Presidents of the Company and its subsidiaries. Also in December 1994, each of the Company's executive officers voluntarily elected to forfeit one-half of the options granted to them in each of the past two fiscal years under the Omnibus Stock Plan, representing an aggregate of 306,000 shares, allowing for more meaningful grants to other officers of the Company without additional dilution to the Company's shareholders.

Since 1983, the Company has offered its senior officers, including the Company's executive officers, shares of the Company's common stock and options to purchase such shares pursuant to the 1983 Book Value Plan. While there is a relatively modest compensation expense associated with the Book Value Plan, it was not designed nor has it been used to provide additional compensation, but rather to provide a convenient and attractive method for officers to invest their personal investment assets in the common stock of the Company. Since approximately all of the 3,200,000 shares authorized for issuance under the Book Value Plan have been issued and are currently outstanding, no new offerings under this plan have been made since January 1993 nor are contemplated by the Committee at this time.

The Committee additionally approves the awards to certain officers of Piper Capital Management Incorporated, a wholly-owned subsidiary of the Company ("Piper Capital"), of shares in the Piper Capital Management Incorporated 1985 Phantom Stock Plan (the "Piper Capital Phantom Share Plan"), a deferred compensation plan in which amounts deferred change in value based on the pre-tax earnings of Piper Capital for any particular year. The Piper Capital Phantom Share Plan is meant to attract and retain senior portfolio managers and other key executives and to reward them consistent with the long-term results of Piper Capital.

CHIEF EXECUTIVE OFFICER COMPENSATION
Mr. Piper's base salary at the beginning of fiscal 1994 was $200,000. His salary was not changed during the past two fiscal years. Mr. Piper's base salary was set by the Committee in accordance with the base salary policy described above.

Mr. Piper's performance bonus for fiscal 1994 was $450,000, a 64% reduction from fiscal 1993. His performance bonus was based in part on the company's pre-tax earnings performance as described earlier and on potential exposures related to the performance of funds managed by Piper Capital. Additional factors considered in determining Mr. Piper's performance bonus include satisfactory performance in the areas of strategic planning, promotion of the Company and its mission, advocacy of employment diversity, management development, community participation and other matters affecting the short and long-term success of the Company.

Due to the nature of Mr. Piper's and Mr. Ellis' duties, the Committee has authorized the payment to each individual the same performance bonus over the past few years. In fiscal 1994, the performance bonus represented approximately 53% of Mr. Piper's cash compensation.

Mr. Piper received stock options in January to purchase 22,000 shares of common stock under the Omnibus Stock Plan in accordance with the stock-based compensation policy described above.

The Executive Compensation Committee has available to it surveys showing competitive compensation rates within the financial services industry, including many of the companies included in the Performance Graph. The Committee has also met at various times with an independent executive compensation consultant as it considered the long-term incentive plan design change and cash and stock awards under the overall program.

THE EXECUTIVE COMPENSATION COMMITTEE

David Stanley, Chairman
Edward N. Bennett
Ralph W. Burnet
John L. McElroy, Jr.
Robert S. Slifka

                              PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Lipper Analytical Brokerage Firm Composite Stock Price Index (the "Lipper Composite Index") over the same period (assuming the investment of $100 in each on September 30, 1989, and the reinvestment of all dividends). The Lipper Composite Index is comprised of 30 publicly held regional and national securities firms, including the Company.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
      PIPER JAFFRAY COMPANIES, S&P 500 INDEX AND LIPPER COMPOSITE INDEX

                                          FISCAL YEAR ENDING SEPTEMBER
                           1989       1990      1991      1992      1993      1994
Piper Jaffray
Companies                100.00      97.79    234.06    270.86    425.66    266.65
S&P 500 Index            100.00      90.76    118.98    132.12    149.07    154.56
Lipper Composite Index   100.00      74.00    139.74    158.83    279.05    213.68


TRANSACTIONS WITH DIRECTORS AND OFFICERS
Certain directors and officers of the Company (and members of the immediate families of such persons) maintained margin accounts with Piper Jaffray during the fiscal year ended September 30, 1994, and had margin account indebtedness during such year. All such indebtedness was incurred in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

COMPLIANCE WITH REPORTING REQUIREMENTS
As required by Securities and Exchange Commission rules under Section 16(a) of the Securities Exchange Act of 1934, and based solely upon review of copies of forms submitted to the Company during and with respect to the 1994 fiscal year, the Company makes the following disclosures. As a result of an inadvertent omission, Mr. Ellis filed an amended annual statement of beneficial ownership under Section 16(a) with respect to the exercise of stock options to purchase shares of common stock of the Company by Mr. Ellis pursuant to the Omnibus Stock Plan in December 1992. Mr. Stanley filed an amended annual statement of beneficial ownership under Section 16(a) with respect to a gift by Mr. Stanley of common stock of the Company in February 1993 which was inadvertently omitted from such annual statement.

              PROPOSAL TO APPROVE THE 1995 EXECUTIVE PERFORMANCE
                                  BONUS PLAN

On July 21, 1994, the Board of Directors adopted the 1995 Executive Performance Bonus Plan (the "Plan") and directed that the Plan be submitted to a vote of the shareholders at the meeting. The full text of the Plan is set forth in Exhibit A to this proxy statement and the following description of the Plan is qualified in its entirety by the text of the Plan.

TERMS OF THE PLAN
The Plan is an annual bonus plan designed to provide certain designated executive officers of the Company with incentive compensation based upon achievement of preestablished performance goals. The Plan is designed to comply with Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), which denies deductions for compensation in excess of $1,000,000 paid by the Company to the Chief Executive Officer and each of the four other most highly compensated executive officers, except to the extent such compensation was performance-based and approved by the shareholders of the Company.

The Plan will be administered by the Executive Performance Bonus Committee of the Board of Directors (the "Performance Committee"). The Performance Committee will select Plan participants from among members of the Management Committee (currently 10 persons), who will be eligible to receive cash awards under the Plan (collectively, "Awards"). No Plan participants have received Awards as of the date hereof.

The Plan provides for a total award pool (the "Award Pool") to be based upon a designated percentage of consolidated income before taxes of the Company for the Performance Period (as defined below) before accounting for certain cost items (collectively, "Annual Profits"). The Award Pool for a particular Performance Period will be determined by the Performance Committee, but may not exceed 10% of Annual Profits. The Performance Committee will allocate in writing, on behalf of each participant, a portion of the Award Pool, if any, to be paid for a particular Performance Period. In no event may more than 35% of the Award Pool for a Performance Period be awarded to any participant in the Plan. "Performance Period" means the Company's fiscal year (October 1 to September 30) or such other shorter or longer period designated by the Performance Committee, performance during all or part of which a participant's entitlement to receive payment of an Award is based.

The Performance Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate the Award Pool or the portion of the Award Pool allocated to any participant, for any reason, including changes in the participant's position or duties with the Company or any subsidiary during a Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause) or otherwise.

The Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend the Plan and the terms and provisions of any Award theretofore awarded to any participant which has not been paid. No Award may be granted during any suspension of the Plan or after its termination. Any such amendment may be made without shareholder approval.

The Plan became effective on October 1, 1994, subject to approval of the shareholders at the meeting. Since amounts payable under the Plan will be based on fiscal 1995 performance and will be contingent upon the right of the Performance Committee to exercise negative discretion to reduce the amount of the final payments, such amounts are therefore not determinable at the present time.

The Performance Committee believes that, upon approval of the Plan by the shareholders and certification by the Performance Committee that performance goals and any other material terms have been satisfied, compensation under the Plan will be tax deductible. The approval of the Plan by the shareholders and the previously mentioned certification by the Performance Committee will be conditions to the receipt by participants of any payments under the Plan.

VOTING REQUIREMENTS
The affirmative vote of holders of a majority of the outstanding shares of common stock present and entitled to vote at the meeting will be required for approval of the Plan. The Board of Directors unanimously recommends a vote for approval of the Plan, and the enclosed proxy will be so voted unless otherwise directed.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 EXECUTIVE PERFORMANCE BONUS PLAN.

  PROPOSAL TO APPROVE THE PIPER JAFFRAY COMPANIES INC. STOCK INVESTMENT PLAN

On April 20, 1994, the Board of Directors adopted the Piper Jaffray Companies Inc. Stock Investment Plan (the "Investment Plan") and directed that the Investment Plan be submitted to a vote of the shareholders at the meeting. The full text of the Investment Plan is set forth in Exhibit B to this Proxy Statement and the following description of the Investment Plan is qualified in its entirety by the text of the Investment Plan.

PURPOSE
The purpose of the Investment Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of common stock of the Company and, thereby, to develop a stronger incentive to work for the continued success of the Company. The Investment Plan is an employee stock purchase plan under Section 423 of the Code.

ADMINISTRATION
The Investment Plan will be administered by the Executive Compensation Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Investment Plan, the Committee is authorized to determine any questions arising in the administration, interpretation and application of the Investment Plan, and to make such uniform rules as are necessary to carry out its provisions.

ELIGIBILITY AND NUMBER OF SHARES
Up to 1,000,000 shares of common stock are available for distribution under the Investment Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of common stock of the Company by reason of a stock dividend, stock split, corporate separation, recapitalization, merger, consolidation, combination, exchange of shares or similar transaction. If purchases by participants exceed 1,000,000 shares, each participant will receive a pro-rata amount of the common stock which may be sold.

Any employee of the Company or a parent or subsidiary corporation of the Company (including officers and any directors who are also employees) will be eligible to participate in the Investment Plan for any Purchase Period (as defined below) during a calendar quarter so long as, on the first day of such calendar quarter, such employee has completed six months of continuous service as a full-time employee or twelve months of service with customary employment of at least twenty hours per week. A "Purchase Period" shall mean any calendar month.

Any eligible employee may elect to become a participant in the Investment Plan for any Purchase Period by filing an enrollment form prior to the first business day of the calendar quarter in which such Purchase Period falls. The payroll deduction form will authorize payroll deductions beginning with the first payday in such calendar quarter until the employee modifies his authorization, withdraws from the Investment Plan or ceases to be eligible to participate.

No employee may participate in the Investment Plan if such employee would be deemed for purposes of the Code to own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company.

The Company currently has approximately 2,500 employees who are eligible to participate in the Investment Plan. No common stock has been purchased by any executive officer or director of the Company under the Investment Plan as of the date hereof.

PARTICIPATION
An eligible employee who elects to participate in the Investment Plan will authorize the Company to make payroll deductions from $10 to $750 per month, such maximum amount to be subject to adjustment from time to time by the Committee. A participant may, at any time during a Purchase Period, direct the Company to adjust the amount of deductions or make no further deductions, as set forth in greater detail in the Investment Plan. A participant may also elect to withdraw from the Investment Plan at any time before the end of a Purchase Period. In the event of a withdrawal, all future payroll deductions will cease and the amounts withheld will be paid to the participant in cash within 15 days. Any participant who stops payroll deductions may not thereafter resume payroll deductions for that calendar quarter, and any participant who withdraws from the Investment Plan will not be eligible to reenter the Investment Plan until the next succeeding calendar quarter.

Amounts withheld under the Investment Plan will be held by the Company as part of its general assets until the end of the Purchase Period and then applied to the purchase of common stock of the Company as described below. No interest will be credited to a participant for amounts withheld.

PURCHASE OF STOCK
Amounts withheld for a participant in the Investment Plan will be used to purchase common stock of the Company as of the last day of the Purchase Period at a price equal to 85% of the Fair Market Value (as defined in the Investment Plan) of a share of common stock on the last business day of the Purchase Period. All amounts so withheld will be used to purchase the number of shares of common stock (including fractional shares) that can be purchased with such amount, unless the participant has properly notified the Company that he elects to purchase a lesser number of shares or to receive the entire amount in cash. If purchases by all participants would exceed the number of shares of common stock available for purchase under the Investment Plan, each participant will be allocated a ratable portion of such available shares. Any amount not used to purchase shares of common stock will be paid to the participant in cash.

Shares of common stock acquired by a participant will be held by the Company in a general account maintained for the benefit of all participants. Certificates for the number of whole shares of common stock purchased by a participant shall be issued and delivered to him only upon the request of such participant or his representative. No certificates for fractional shares will be issued and participants will instead receive cash representing any fractional share. Dividends with respect to a participant's shares held in the general account will, at the election of the participant, either be paid to the participant in cash or reinvested in additional shares of common stock of the Company. If a participant fails to make such an election, all dividends with respect to the participant's shares held in the general account will be automatically reinvested to purchase additional shares of common stock of the Company. Each participant will be entitled to vote all shares held for the benefit of such participant in the general account.

No more than $25,000 in fair market value (determined on the last business day of each Purchase Period) of shares of common stock and other stock may be purchased under the Investment Plan and all other employee stock purchase plans, if any, of the Company and any parent or subsidiary corporation of the Company by any participant for each calendar year.

DEATH, DISABILITY, RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT
If the employment of a participant is terminated for any reason, including death, disability or retirement, the amounts previously withheld will be applied to the purchase of shares of common stock as of the last day of the Purchase Period in which the participant's employment has been terminated unless the participant has properly notified the Company prior to the last day of such Purchase Period that he elects to receive a refund of all amounts previously withheld.

RIGHTS NOT TRANSFERABLE
The rights of a participant in the Investment Plan are exercisable only by the participant during his lifetime. No right or interest of any participant in the Investment Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

AMENDMENT OR MODIFICATION
The Board of Directors may at any time amend the Investment Plan, provided that approval by the shareholders of the Company is required to (i) increase the number of shares to be reserved under the Investment Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and similar transactions), (ii) decrease the minimum purchase price, (iii) withdraw the administration of the Investment Plan from the Committee, or (iv) change the definition of employees eligible to participate in the Investment Plan.

TERMINATION
All rights of participants in any offering under the Investment Plan shall terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of common stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all participants. Upon termination of the Investment Plan, shares of common stock shall be issued to participants in accordance with the terms of the Plan and cash, if any, previously withheld and not used to purchase common stock will be refunded to participants, as if the Investment Plan were terminated at the end of a Purchase Period.

FEDERAL TAX CONSIDERATIONS
Participants will not recognize any income as a result of participation in the Plan until the disposal of shares acquired under the Plan or the death of the participant. Participants who hold their shares for more than two years or die while holding their shares will recognize ordinary income in the year of disposition or death equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition or death over the purchase price paid by the participant or (ii) the excess of the fair market value of the shares on the date they were purchased by the participant over the purchase price paid by the participant. If the holding period has been satisfied when the participant sells the shares or if the participant dies while holding the shares, the Company will not be entitled to any deduction in connection with the transfer of such shares to the participant.

Participants who dispose of their shares within the two-year period after the shares are transferred to them will be considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, the Company generally will be entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.

Participants will have a basis in their shares equal to the purchase price of their shares plus any amount that must be treated as ordinary income at the time of disposition of the shares. Any additional gain or loss realized on the disposition of such shares will be capital gain or loss.

COPY OF INVESTMENT PLAN
The full text of the Investment Plan is set forth as Exhibit B to this Proxy Statement, to which Exhibit reference is made for a complete statement of the terms of the Investment Plan.

VOTING REQUIREMENTS
The affirmative vote of holders of a majority of the outstanding shares of common stock present and entitled to vote at the meeting will be required for approval of the Investment Plan. The Board of Directors unanimously recommends a vote for approval of the Investment Plan, and the enclosed proxy will be so voted unless otherwise directed.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PIPER JAFFRAY COMPANIES INC. STOCK INVESTMENT PLAN.

                           APPOINTMENT OF AUDITORS

At the meeting, a vote will be taken on a proposal to ratify the appointment of Deloitte & Touche LLP by the Board of Directors to act as independent auditors of the Company for the fiscal year ending September 30, 1995. Deloitte & Touche LLP are independent accountants and auditors who have audited the accounts of Piper Jaffray annually since 1937 and of the Company since its incorporation in February 1974.

Representatives of Deloitte & Touche LLP will attend the shareholder meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions that may be asked by shareholders.

                          DEADLINE FOR SUBMISSION OF
                            SHAREHOLDERS PROPOSALS

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of the Company, Piper Jaffray Tower, 222 South Ninth Street, P.O. Box 28, Minneapolis, Minnesota 55440-0028, no later than August 21, 1995, for inclusion in the proxy statement for such annual meeting.

By Order of the Board of Directors
David E. Rosedahl
Secretary
                                                                     EXHIBIT A


                         PIPER JAFFRAY COMPANIES INC.
                    1995 EXECUTIVE PERFORMANCE BONUS PLAN



1. PURPOSE. The purpose of the Piper Jaffray Companies Inc. 1995 Executive Performance Bonus Plan (the "Plan") is to provide incentives to the executive officers of Piper Jaffray Companies Inc. (the "Company") to produce a superior return to the stockholders of the Company and to encourage such executive officers to remain in the employ of the Company. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code").


2. DEFINITIONS.

       2.1 The terms defined in this section are used (and capitalized) elsewhere in the Plan.
           a. "Annual Profits" means the consolidated income before income taxes of the Company for the Performance Period, before the provision for incentive compensation earned pursuant to this Plan, accounting adjustments and extraordinary items.
           b. "Award" means a portion of the Award Pool payable to a Participant as determined pursuant to Section 4 hereof.
           c. "Award Pool" means a pool specified by the Committee, in accordance with Section 4 hereof, out of which Awards may be made to Participants.
           d.  "Board" means the Board of Directors of the Company.
           e. "Committee" means the Executive Performance Bonus Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.
           f.  "Effective Date" means the date specified in Section 5.
           g. "Eligible Employees" means any member of the Company's Management Committee.
           h. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.
           i. "Participant" means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.
           j. "Performance Period" means the Company's fiscal year (October 1 to September 30), or such other shorter or longer period designated by the Committee, performance during all or part of which a Participant's entitlement to receive payment of an Award is based.
       2.2 GENDER AND NUMBER. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. ADMINISTRATION.

       3.1 AUTHORITY OF COMMITTEE. The Committee shall administer the Plan. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the power to establish regulations to administer the Plan and to change such regulations.
       3.2 INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions.

4. AWARDS.

       4.1 CREATION OF AWARD POOLS. Within 90 days following the commencement of each Performance Period, the Committee shall establish an Award Pool from which Awards may be paid to Eligible Employees in accordance with the Plan. The amount included in the Award Pool for a particular Performance Period shall be equal to a percentage of the Annual Profits for the Performance Period to be determined by the Committee not to exceed 10% of the Annual Profits.
       4.2 ALLOCATION OF AWARD POOLS. Within 90 days following the commencement of each Performance Period, the Committee shall allocate in writing, on behalf of each Participant, a portion of the Award Pool, if any, to be paid for such Performance Period; provided that in no event shall the percentage portion of the Award Pool allocated to any Participant exceed 35% of the Award Pool.
       4.3 ADJUSTMENTS. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate the Award Pool or the portion of the Award Pool allocated to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, disability, retirement, or termination with or without cause) or otherwise.
       4.4 PAYMENT OF AWARDS.
              (1) Following the completion of each Performance Period, the Committee shall certify in writing the amount of the Award Pool and the Awards payable to Participants.
              (2) Each Participant shall receive payment in cash of his Award as soon as practicable following the determination in respect thereof made pursuant to this Section 4.4. Partial payments may be made to Participants during the course of a Performance Period in the sole discretion of the Committee; provided that the aggregate of such partial payments may not exceed the amount of the Award that a Participant would otherwise be entitled to under this
           Section 4.

 5. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective as of October 1, 1994; provided that the Plan is approved and ratified by the stockholders of the Company at a meeting thereof held no later than March 1, 1995. The Plan shall remain in effect until it has been terminated pursuant to Section 8.

 6. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of a Participant with or without cause.

 7. TAX WITHHOLDING. The Company shall have the right to withhold from cash payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

 8. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may at any time terminate, suspend or modify the Plan and the terms and provisions of any Award theretofore awarded to any Participant which has not been paid. Amendments are subject to approval of the stockholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Award may be granted during any suspension of the Plan or after its termination.

 9. UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.

10. OTHER BENEFIT AND COMPENSATION PROGRAMS. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem necessary. Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

11. GOVERNING LAW. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Minnesota and construed accordingly.

                                                                     EXHIBIT B

              PIPER JAFFRAY COMPANIES INC. STOCK INVESTMENT PLAN

1. PURPOSE AND SCOPE OF PLAN. The purpose of this Piper Jaffray Companies Inc. Stock Investment Plan (the "Plan") is to provide the employees of Piper Jaffray Companies Inc. (the "Company") and its affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

2. DEFINITIONS.

       2.1 The terms defined in this section are used (and capitalized) elsewhere in this Plan:
              (a) "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as defined in Sections 424(e) and 424(f) of the Code, or any successor provision.
              (b) "Board of Directors" means the Board of Directors of the Company.
              (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.
              (d) "Committee" means three or more Disinterested Persons designated by the Board of Directors to administer the Plan under
           Section 13.
              (e) "Common Stock" means the common stock, $1 par value per share (as such par value may be adjusted from time to time), of the Company.
              (f)  "Company" means Piper Jaffray Companies Inc.
              (g) "Compensation" means the gross cash compensation (including wage, salary, commission, bonus, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment.
              (h) "Disinterested Persons" means a member of the Board of Directors who is considered a disinterested person within the meaning of Exchange Act Rule 16b-3 or any successor definition.
              (i) "Eligible Employee" means any employee of the Company or an Affiliate (i) who has completed 6 months of continuous service as a full-time employee, or (ii) who has completed 12 months of service and whose customary employment is at least 20 hours per week; provided, however, that "Eligible Employee" shall not include any person who would be deemed for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.
              (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.
              (k) "Fair Market Value" as of any date means the closing price of a share of Common Stock on the date specified or, if no sale of shares of Common Stock shall have occurred on that date, on the next preceding day on which a sale occurred of shares on the composite tape for New York Stock Exchange listed shares. If the shares of Common Stock are not quoted on such exchange or if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, Fair Market
           Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.
              (l) "Participant" means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.
              (m) "Plan" means this Piper Jaffray Companies Inc. Stock Investment Plan, as amended from time to time.
              (n) "Purchase Period" means any calendar month beginning with the month of July, 1994.
              (o) "Recordkeeping Account" means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.


3. SCOPE OF THE PLAN. Shares of Common Stock may be sold by the Company to Eligible Employees commencing July 1, 1994, as hereinafter provided, but not more than 1,000,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be acquired shares having the status of any combination of authorized but unissued shares, newly issued shares, or treasury shares.

4. ELIGIBILITY AND PARTICIPATION. To be eligible to participate in the Plan for a given Purchase Period during a calendar quarter, an employee must be an Eligible Employee on the first business day of such calendar quarter. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Company before the first business day of such calendar quarter that authorizes regular payroll deductions from Compensation beginning with the first payday in such calendar quarter and continuing until the Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee.

5. AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.

       5.1 Subject to the provisions of this Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the number of shares of Common Stock (including fractional shares) that can be purchased at the price specified in Section 5.2 with the entire credit balance in the Participant's Recordkeeping Account; provided, however, that no more than $25,000 in fair market value (determined on the last business day of each Purchase Period) of shares of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any Participant for each calendar year. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in
    Section 3, however, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock which may be sold.
       5.2 The purchase price of each share of Common Stock sold pursuant to this Plan will be 85% of the Fair Market Value of such share on the last business day of the Purchase Period.

6. METHOD OF PARTICIPATION.

       6.1 The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the last business day of a Purchase Period will be the date of the offering of such shares.
       6.2 Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by the Committee. An Eligible Employee may elect to have any amount of Compensation withheld from a minimum of $10 per month to a maximum of $500 per month. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the first business day of the calendar quarter containing the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from this Plan, modifies his or her authorization, or terminates his or her employment with the Company, as hereinafter provided.
       6.3 Any Eligible Employee who does not make a timely election as provided in Section 6.2, shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

7. RECORDKEEPING ACCOUNT.

       7.1 The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 will be credited to such Recordkeeping Accounts on each payday.
       7.2 No interest will be credited to a Participant's Recordkeeping
    Account.
       7.3 The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of the Company.
       7.4 A Participant may not make any separate cash payment into the Recordkeeping Account.

 8. RIGHT TO ADJUST PARTICIPATION OR TO WITHDRAW.

       8.1 A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation or to adjust the amount of such deductions. Upon either of such actions, future payroll deductions with respect to such Participant shall cease or be adjusted in accordance with the Participant's direction.
       8.2 Any Participant who stops payroll deductions may not thereafter resume payroll deductions during such calendar quarter.
       8.3 At any time before the end of a Purchase Period, any Participant may also withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant's Recordkeeping Account will be paid to the Participant, without interest, in cash within 15 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding calendar quarter.
       8.4 Notification of a Participant's election to adjust or terminate deductions, or to withdraw from the Plan, shall be made by the filing of an appropriate notice to such effect with the Company.

 9. TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated for any reason, including death, disability, or retirement, the entire balance in the Participant's Recordkeeping Account will be applied to the purchase of shares as provided in Section 10.1 as of the last day of the Purchase Period in which the Participant's employment terminated; except that if such Participant so requests prior to the last day of such Purchase Period, the Company shall refund in cash within 15 days all amounts credited to his or her Recordkeeping Account.

10. PURCHASE OF SHARES.

      10.1 As of the last day of the Purchase Period, the entire credit balance in each Participant's Recordkeeping Account will be used to purchase shares (including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with the Company in advance of that date (which either elects to purchase a specified number of shares which is less than the number described above or elects to receive the entire credit balance in cash). Any amount in a Participant's Recordkeeping Account that is not used to purchase shares pursuant to this Section 10.1 will be refunded to the Participant.
      10.2 Shares of Common Stock acquired by each Participant shall be held by the Company's Investment Services Department in a general account maintained for the benefit of all Participants.
      10.3 Certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her only upon request of the Participant or his or her representative directed to the Company. No Certificates for fractional shares will be issued. Instead, Participants will receive a cash distribution representing any fractional shares.
      10.4 Dividends with respect to a Participant's shares held in the general account will, at the election of the Participant, either be paid to the Participant in cash or reinvested in additional shares of Common Stock. If a Participant fails to make such an election, all dividends with respect to the Participant's shares held in the general account will automatically be reinvested to purchase additional shares of Common Stock.
      10.5 Each Participant will be entitled to vote all shares held for the benefit of such Participant in the general account.

11. RIGHTS AS A STOCKHOLDER. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) either the shares have been credited to his or her account or certificates have been issued to him or her, both as provided in
Section 10.

12. RIGHTS NOT TRANSFERABLE. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

13. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares available but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

15. REGISTRATION OF CERTIFICATES. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form.

16. AMENDMENT OF PLAN. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required by Section 19.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

17. EFFECTIVE DATE OF PLAN. This Plan shall consist of an offering commencing July 1, 1994 and ending July 31, 1994 and continuing on a monthly basis thereafter. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all Participants. Upon termination of this Plan, shares of Common Stock shall be issued to Participants in accordance with Section 10, and cash, if any, remaining in the Participants' Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

18. GOVERNMENTAL REGULATIONS AND LISTING. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the New York Stock Exchange, covering the shares of Common Stock under the Plan upon official notice of issuance.

19. MISCELLANEOUS.

      19.1 This Plan shall be submitted for approval by the stockholders of the Company prior to January 31, 1995. If not so approved prior to such date, this Plan shall terminate on February 1, 1995.
      19.2 This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.
      19.3 Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.
      19.4 The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.
      19.5 Delivery of shares of Common Stock or of cash pursuant to this Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.

                          PIPER JAFFRAY COMPANIES INC.
                                   NOTICE OF
                                ANNUAL MEETING
                               OF SHAREHOLDERS

                                     TIME
                         WEDNESDAY, JANUARY 25, 1995
                     AT 3:00 P.M. (CENTRAL STANDARD TIME)

                                    PLACE
                       LUTHERAN BROTHERHOOD AUDITORIUM
                           625 FOURTH AVENUE SOUTH
                            MINNEAPOLIS, MINNESOTA

                                  IMPORTANT
                          PLEASE DATE AND SIGN YOUR
                      PROXY CARD AND RETURN IT PROMPTLY
                      USING THE ENCLOSED REPLY ENVELOPE.

PIPER JAFFRAY COMPANIES INC.
PIPER JAFFRAY TOWER
222 SOUTH NINTH STREET
MINNEAPOLIS, MINNESOTA 55402

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
The undersigned hereby appoints David E. Rosedahl, Pamela J. Schmidt and Paula H. Phillippe, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of capital stock of Piper Jaffray Companies Inc. held of record by the undersigned on December 6, 1994, at the Annual Meeting of Shareholders to be held on January 25, 1995, or any adjournment thereof.

PROXY
1. ELECTION OF DIRECTORS
R. BURNET, W. ELLIS, K. HALBREICH, J. MCELROY, JR., A. PIPER, R. SLIFKA AND
                               D. STANLEY
 [ ] FOR all nominees listed above                      [ ] WITHHOLD AUTHORITY
   (except as marked to the                               to vote for all
    contrary below)                                     nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


2. TO ACT UPON A PROPOSAL TO APPROVE THE 1995 EXECUTIVE PERFORMANCE BONUS
PLAN.

                [ ]   FOR      [ ]   AGAINST          [ ]   ABSTAIN

3. TO ACT UPON A PROPOSAL TO APPROVE THE PIPER JAFFRAY COMPANIES INC. STOCK INVESTMENT PLAN.

                [ ]   FOR      [ ]   AGAINST          [ ]   ABSTAIN

4. PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent auditors of the Company for the 1995 fiscal year.

                [ ]   FOR      [ ]   AGAINST          [ ]   ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

Dated:

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.